Filed pursuant to Rule 424(b)(5)
Registration No. 333-206966

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)(2)(3)
5.50% Fixed-to-Floating Rate Subordinated Notes due 2031	$40,000,000	100%	$40,000,000	$4,028

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	Paid herewith.
(3)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Renasant Corporation’s Registration Statement on Form S-3ASR (File No. 333-206966) filed with the Securities and Exchange Commission on September 15, 2015.

Prospectus Supplement

(To Prospectus dated September 15, 2015)

$40,000,000

5.50% Fixed-to-Floating Rate Subordinated Notes due 2031

We are offering $40,000,000 aggregate principal amount of our 5.50% Fixed-to-Floating Rate Subordinated Notes due 2031 (which we refer to as the “Notes”). The Notes will mature on September 1, 2031. From and including August 22, 2016 to but excluding September 1, 2026, we will pay interest on the Notes semi-annually in arrears on each March 1 and September 1, commencing March 1, 2017, at a fixed annual interest rate equal to 5.50%. From and including September 1, 2026 to but excluding the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus a spread of 407.1 basis points, payable quarterly in arrears on each March 1, June 1, September 1 and December 1. Notwithstanding the foregoing, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero.

We may, beginning with the interest payment date of September 1, 2026 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes—Redemption” in this prospectus supplement. The Notes will not be convertible or exchangeable.

The Notes will be unsecured subordinated obligations of Renasant Corporation. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of Renasant Corporation only and are not obligations of, and are not guaranteed by, any of our subsidiaries.

Concurrently with this offering, and pursuant to a separate prospectus supplement and accompanying prospectus, we are offering $60,000,000 principal amount of our 5.00% fixed-to-floating rate subordinated notes due 2026 (the “Concurrently Offered Notes”). The closing of this offering is not conditioned upon the closing of the concurrent underwritten offering of the Concurrently Offered Notes, and the closing of the concurrent underwritten offering of the Concurrently Offered Notes is not conditioned upon the closing of this offering.

Currently, there is no public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.

	Per Note	Total
Public offering price(1)	100.00%	$40,000,000
Underwriting discounts and commissions	1.50%	$600,000
Proceeds to us, before expenses	98.50%	$39,400,000

(1)	Plus accrued interest, if any, from the original issue date. The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

Investing in the Notes involves risk. You should refer to “Risk Factors” beginning on page S-9 of this prospectus supplement and carefully consider that information before investing in the Notes.

The Notes are not savings accounts, deposits or other obligations of our subsidiary bank, Renasant Bank, or any of our nonbank subsidiaries. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation, or “FDIC,” or any other governmental agency or public or private insurer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”), and its direct participants, against payment therefor in immediately available funds, on or about August 22, 2016.

Lead Book Running Manager	Passive Book Running Manager
SANDLER O’NEILL + PARTNERS, L.P.	KEEFE, BRUYETTE & WOODS A STIFEL COMPANY

Co Manager

RAYMOND JAMES

Prospectus Supplement dated August 17, 2016

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Renasant,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Renasant Corporation. References to “Renasant Bank” or the “Bank” mean Renasant Bank, which is our wholly-owned bank subsidiary.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated September 15, 2015, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information,” before investing in the Notes. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information that we file with the SEC can also be found on our website, www.renasant.com, at the “SEC Filings” link under the “Investor Relations” tab. The information on, or that can be accessed through, our website is not a part of this document.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits), until the termination of this offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016 (including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2015);

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed on May 10, 2016, and for the quarter ended June 30, 2016, filed on August 8, 2016;

•	Our Current Reports on Form 8-K and amendments thereto filed with the SEC on January 11, 2016, January 13, 2016, January 22, 2016, February 11, 2016, March 18, 2016, April 1, 2016, April 27, 2016 (Item 5.07), May 4, 2016 and July 22, 2016; and

•	The description of our common stock contained in our Form 8-A Registration Statement filed with the SEC on April 28, 2005, as amended by Amendment No. 1 to Form 8-A Registration Statement filed with the SEC on April 19, 2007, and including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than a copy of an exhibit to a filing, unless that exhibit is specifically incorporated by reference in the filing), at no cost, by writing or telephoning us at the following address and telephone number:

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Telephone: (662) 680-1001

Attention: Mr. Kevin D. Chapman

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with additional or different information.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain or incorporate by reference various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Renasant that are subject to risks and uncertainties. Congress passed the Private Securities Litigation Reform Act of 1995 in an effort to encourage companies to provide information about their anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects a company from unwarranted litigation if actual results are different from management expectations. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could,” are generally forward-looking in nature and not historical facts.

You should understand that the following important factors, in addition to those discussed elsewhere in this prospectus supplement, the accompanying prospectus, as well as in the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, could cause actual results to differ materially from those expressed in such forward-looking statements:

•	our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses and grow the acquired operations;

•	the timing of the implementation of changes in operations to achieve enhanced earnings or effect cost savings;

•	competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries;

•	the financial resources of, and products available to, competitors;

•	changes in laws and regulations, including changes in accounting standards;

•	changes in regulatory policy;

•	changes in the securities and foreign exchange markets;

•	our potential growth, including our entrance or expansion into new markets, and the need for sufficient capital to support that growth;

•	changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;

•	an insufficient allowance for loan losses as a result of inaccurate assumptions;

•	general market or business conditions;

•	changes in demand for loan products and financial services;

•	concentration of credit exposure;

•	changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; and

•	other circumstances, many of which are beyond management’s control.

S-iv

Our management believes the forward-looking statements about us are reasonable. However, you should not place undue reliance on them. Any forward-looking statements in the prospectus supplement, the accompany prospectus and the documents incorporated by reference herein or therein are not guarantees of future performance. They involve risks, uncertainties and assumptions, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.

Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Notes. You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and “Item 1A., Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 to determine whether an investment in the Notes is appropriate for you.

Renasant Corporation

General. We are a bank holding company headquartered in Tupelo, Mississippi. Through our wholly-owned bank subsidiary, Renasant Bank, a Mississippi banking corporation, and its subsidiary, Renasant Insurance, Inc., we operate more than 175 banking, mortgage, financial services and insurance offices located throughout north and central Mississippi, Tennessee, Georgia, north and central Alabama and north Florida. Renasant Bank was originally founded in 1904 as The Peoples Bank & Trust Company. In 1982, we reorganized as a bank holding company. In 2005, we changed our name from The Peoples Holding Company to Renasant Corporation.

We operate through three reportable segments: a Community Banks segment, a Wealth Management segment and an Insurance segment. Through our Community Banks segment, we offer a complete range of banking and financial services to individuals and to small- to medium-size businesses. These services include checking and savings accounts, business and personal loans, interim construction loans and equipment leasing, as well as safe deposit and night depository facilities. Automated teller machines are located throughout our market area. Our Online and Mobile Banking products and our call center also provide 24-hour banking services. Accounts receivable financing is also available to qualified businesses. Through our Mortgage division of our Community Banks segment, we offer both fixed and variable rate residential mortgage loans with competitive terms and fees. In many cases, we originate mortgage loans with the intention of selling them in the secondary market to third party private investors or directly to government sponsored agencies. Depending on a number of factors, we may release or retain the right to service these loans upon the sale.

Through our Wealth Management segment, we offer a wide variety of fiduciary services and administer (as trustee or in other fiduciary or representative capacities) qualified retirement plans, profit sharing and other employee benefit plans, personal trusts and estates. In addition, the Wealth Management segment offers annuities, mutual funds and other investment services through a third party broker-dealer. Through our Insurance segment, we offer all lines of commercial and personal insurance through major carriers.

The Company’s primary asset is our investment in Renasant Bank. At June 30, 2016, our consolidated total assets were approximately $8.53 billion, our total loans (net of unearned income) were approximately $5.97 billion, our total deposits were approximately $6.70 billion, and our total shareholders’ equity was approximately $1.12 billion. Our common stock trades on the NASDAQ Global Select Market under the symbol “RNST.”

Our principle executive offices are located at 209 Troy Street, Tupelo, Mississippi 38804-4827. Our telephone number at that address is (662) 680-1001. Our internet address is www.renasant.com.

KeyWorth Acquisition. Effective April 1, 2016, we completed our previously-announced acquisition of KeyWorth Bank (“KeyWorth”) in a transaction valued at approximately $58.9 million. We issued 1,680,021 shares of common stock and paid $3.59 million to KeyWorth stock option and warrant holders for 100% of the voting equity interest in KeyWorth. At closing, KeyWorth merged with and into Renasant Bank, with Renasant Bank the surviving banking corporation in the merger. Before the consideration of purchase accounting adjustments, our acquisition of KeyWorth added approximately $399.3 million in assets, $284.4 million in loans and $347.0 million in deposits.

Concurrent Underwritten Offering. Concurrently with this offering, and pursuant to a separate prospectus supplement and accompanying prospectus, we are offering $60,000,000 principal amount of our 5.00% fixed-to-floating rate subordinated notes due 2026 (the “Concurrently Offered Notes”). The closing of this offering is not conditioned upon the closing of the concurrent underwritten offering of the Concurrently Offered Notes, and the closing of the concurrent underwritten offering of the Concurrently Offered Notes is not conditioned upon the closing of this offering. We cannot assure you that either or both of the offerings will be completed. The foregoing description and other information regarding the offering of the Concurrently Offered Notes is included herein solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, the Concurrently Offered Notes, and no part of the offering of Concurrently Offered Notes is incorporated by reference in this prospectus supplement.

THE OFFERING

The following summary contains basic information about the Notes and is not complete. It does not contain all the information that may be important to you. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”

Issuer:	Renasant Corporation

Securities Offered:	5.50% Fixed-to-Floating Rate Subordinated Notes due 2031

Aggregate Principal Amount:	$40,000,000

Issue Price:	100%

Maturity Date:	The Notes will mature on September 1, 2031.

Interest Rate:	From and including the issue date to but excluding September 1, 2026, a fixed per annum rate of 5.50%.

From and including September 1, 2026 to but excluding the maturity date or the date of earlier redemption, a floating per annum rate equal to the then-current three-month LIBOR rate, determined on the determination date of the applicable interest period, plus a spread of 407.1 basis points; provided, however, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. For any determination date, “LIBOR” means the rate as published by Reuters (or any successor service) at approximately 11:00 a.m., London time, two business days prior to the commencement of the relevant quarterly interest period, as the London interbank rate for U.S. dollars. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as provided in the Indenture (as defined in “Description of the Notes” in this prospectus supplement). The Company has appointed Wilmington Trust, National Association, as the calculation agent for purposes of determining three-month LIBOR for each floating rate interest period.

Interest Payment Dates:	Until, but not including September 1, 2026, we will pay interest on the Notes on March 1 and September 1 of each year, commencing March 1, 2017.

From and including September 1, 2026 to September 1, 2031 but excluding the maturity date or the date of earlier redemption, we will pay interest on the Notes on March 1, June 1, September 1 and December 1 of each year.

Record Dates:	The 15th day of the month immediately preceding the month of the applicable interest payment date.

Day Count Convention:	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding September 1, 2026 and,

thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.

No Guarantees:	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking:	The Notes will be our unsecured, subordinated obligations and:

•	will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture), all as described under “Description of the Notes” in this prospectus supplement;

•	will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•	will rank equal in right of payment and upon our liquidation with the Concurrently Offered Notes and any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•	will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•	will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of June 30, 2016, on a consolidated basis, the Company’s outstanding indebtedness and other liabilities totaled approximately $7.41 billion, which includes approximately $6.70 billion of deposit liabilities. As of June 30, 2016, we also had approximately $95.4 million of outstanding trust preferred subordinated indebtedness that ranks junior to the Notes.

The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption:	We may, beginning with the interest payment date of September 1, 2026, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

Special Redemption:	We may also redeem the Notes at any time, including prior to September 1, 2026, at our option, in whole but not in part, if: (a) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. For more information, see “Description of the Notes—Redemption” in this prospectus supplement.

Sinking Fund:	There is no sinking fund for the Notes.

Further Issuances:	The Notes will initially be limited to an aggregate principal amount of $40,000,000. We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.

Use of Proceeds:	We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $39,223,000. We intend to use these proceeds for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, repaying indebtedness and financing investments and capital expenditures, and for investments in the Bank as regulatory capital. See “Use of Proceeds” in this prospectus supplement.

Form and Denomination:	The Notes will be offered in book-entry form through the facilities of DTC in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Listing:	The Notes will not be listed on any securities exchange or quoted on any quotation system.

Governing Law:	The Notes and the Indenture will be governed by the laws of the State of New York.

Trustee:	Wilmington Trust, National Association.

Risk Factors:	An investment in the Notes involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and Item 1A., Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

Ratios of Earnings to Fixed Charges:	Please refer to the information contained under “Ratios of Earnings to Fixed Charges” in this prospectus supplement for a presentation of such ratios as of June 30, 2016 and 2015 and for each of the last five years.

Concurrent Offering:	Concurrently with this offering, and pursuant to a separate prospectus supplement and accompanying prospectus, we are offering $60,000,000 principal amount of our Concurrently Offered Notes.

The closing of this offering is not conditioned upon the closing of the concurrent underwritten offering of the Concurrently Offered Notes, and the closing of the concurrent underwritten offering of the Concurrently Offered Notes is not conditioned upon the closing of this offering.

SUMMARY HISTORICAL FINANCIAL DATA

The following tables set forth selected consolidated historical financial and other data for the periods ended and as of the dates indicated. The selected consolidated financial data presented below as of and for the years ended December 31, 2015, 2014 and 2013 is derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement and accompanying prospectus. The selected consolidated financial data presented below as of and for the three and six months ended June 30, 2016 and 2015 is derived from our unaudited interim consolidated financial statements, which are incorporated by reference into this prospectus supplement and accompanying prospectus. Results from past periods are not necessarily indicative of results that may be expected for any future period.

This summary historical financial data should be read in conjunction with the information in Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations, in our Annual Report on Form 10-K for the year ended December 31, 2015, Item 2., Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and accompanying prospectus.

	Three months ended June 30,		Six months ended June 30,		As of and for the years ended December 31,
	2016	2015	2016	2015	2015	2014	2013
Summary of Operations
Interest income	$84,008	$56,769	$160,267	$110,935	$263,023	$226,409	$180,604
Interest expense	6,851	5,155	13,056	10,540	21,665	23,927	23,471

Net interest income	77,157	51,614	147,211	100,395	241,358	202,482	157,133
Provision for loan losses	1,430	1,175	3,230	2,250	4,750	6,167	10,350
Noninterest income	35,586	22,879	68,888	44,749	108,270	80,509	71,891
Noninterest expense	77,259	51,082	147,073	98,401	245,114	190,937	172,928

Income before income taxes	34,054	22,236	65,796	44,493	99,764	85,887	45,746
Income taxes	11,154	6,842	21,680	13,859	31,750	26,305	12,259

Net income	$22,900	$15,394	$44,116	$30,634	$68,014	$59,582	$33,487

Per Common Share Data
Net income – Basic	$0.54	$0.49	$1.07	$0.97	$1.89	$1.89	$1.23
Net income – Diluted	0.54	0.48	1.06	0.96	1.88	1.88	1.22
Cash dividends declared and paid	0.18	0.17	0.35	0.34	0.68	0.68	0.68
Dividend payout	33.33%	35.42%	33.02%	35.42%	36.17%	36.17%	55.74%

Return on average:
Total assets	1.08%	1.06%	1.07%	1.06%	0.99%	1.02%	0.71%
Shareholders’ equity	8.21%	8.42%	8.17%	8.50%	7.76%	8.61%	6.01%
Average shareholders’ equity to average assets	13.13%	12.54%	13.16%	12.45%	12.76%	11.89%	11.78%
Shareholders’ equity to assets	13.18%	12.39%	13.18%	12.39%	13.08%	12.26%	11.58%
Allowance for loan losses to total loans, net of unearned income(1)	1.03%	1.23%	1.03%	1.23%	1.11%	1.29%	1.65%
Allowance for loan losses to nonperforming loans(1)	366.90%	197.95%	366.90%	197.95%	283.46%	209.49%	248.90%
Nonperforming loans to total loans, net of unearned income(1)	0.28%	0.62%	0.28%	0.62%	0.39%	0.62%	0.66%

	As of June 30,		As of December 31,
	2016	2015	2015	2014	2013
Financial Condition Data
Assets	$8,529,566	$5,899,190	$7,926,496	$5,805,129	$5,746,270
Loans, net of unearned income	5,965,429	3,995,316	5,413,462	3,987,874	3,881,018
Securities	1,063,592	965,290	1,105,205	983,747	913,329
Deposits	6,702,487	4,890,444	6,218,602	4,838,418	4,841,912
Borrowings	588,650	219,089	570,496	188,825	171,875
Shareholders’ equity	1,124,256	730,976	1,036,818	711,651	665,652

Per Common Share Data
Book value	$26.71	$23.10	$25.73	$22.56	$21.21
Closing price(2)	32.33	32.60	34.41	28.93	31.46

(1)	Excludes from the date of acquisition assets acquired in the Company’s acquisition of each of KeyWorth Bank, Heritage Financial Group, Inc. and First M&F Corporation and assets covered under loss-share agreements with the FDIC.
(2)	Reflects the closing price on The NASDAQ Global Select Market on the last trading day of the Company’s fiscal year or quarter, as applicable.

RISK FACTORS

An investment in the Notes involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the Notes is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by those risk factors.

Our obligations under the Notes will be unsecured and subordinated to any Senior Indebtedness.

The Notes will be unsecured subordinated obligations of Renasant Corporation. Accordingly, they will be junior in right of payment to any of our existing and future Senior Indebtedness. The Notes will rank equally with all of our other unsecured subordinated indebtedness issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our current and future subsidiaries, including the Bank. As of June 30, 2016, on a consolidated basis, we had outstanding indebtedness and other liabilities totaling approximately $7.41 billion, which includes approximately $6.70 billion of deposit liabilities. As adjusted to give effect to both the offering of the Notes and the Concurrently Offered Notes, as if the offerings had been completed as of June 30, 2016, Renasant, the Bank and our other subsidiaries had, on a consolidated basis, $687 million of indebtedness. As of June 30, 2016, we also had approximately $95.4 million of outstanding trust preferred subordinated indebtedness that ranks junior to the Notes.

In addition, the Notes will not be secured by any of our assets. The Indenture does not limit the amount of Senior Indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above and in the following paragraph, holders of Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes are not obligations of, or guaranteed by, our subsidiaries and are structurally subordinated to all liabilities of our subsidiaries.

The Notes will be obligations of Renasant Corporation only and will not be guaranteed by any of our subsidiaries, including the Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Notes.

Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the Indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including Senior Indebtedness or other obligations ranking senior to or equally with the Notes. We and our subsidiaries are expected to incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.

A substantial level of debt could have important consequences to holders of the Notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our debt, including the Notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage compared to our competitors that have relatively less debt;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•	limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. A significant portion of our debt then may become immediately due and payable. We are not certain whether we would then have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our debt is accelerated, our assets may not be sufficient to repay such debt in full.

The Indenture has limited covenants and does not contain any limitations on our ability to grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock, which may not protect your investment.

In addition to the absence of any restrictions on us or our subsidiaries on incurring any additional debt or other liabilities, we are not restricted under the Indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities. Also, there are no covenants in the Indenture requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect our ability to make payments on the Notes when due.

Our access to funds from Renasant Bank may become limited, thereby restricting our ability to make payments on our obligations.

Renasant Corporation is a separate and distinct legal entity from the Bank and our other subsidiaries. Our principal source of funds to make payments on the Notes and our other obligations is dividends, distributions and other payments from the Bank. The Bank is subject to laws that authorize regulatory bodies to block or reduce the flow of funds from the Bank to us, which could impede access to funds we need to make payments on our obligations, including interest and principal payments on the Notes. For example, under Mississippi law a Mississippi bank such as Renasant Bank may not pay dividends unless its earned surplus is in excess of three times capital stock, and any dividend is subject to the approval of the Mississippi Department of Banking and Consumer Finance. Accordingly, the approval of this supervisory authority is required prior to the Bank paying dividends to the Company.

In addition, effective January 1, 2016, banks and bank holding companies are required to maintain a capital conservation buffer on top of minimum risk-weighted asset ratios. This buffer is designed to absorb losses during periods of economic stress. When fully phased-in on January 1, 2019, the capital conservation buffer will be 2.5%. Banking institutions that do not maintain capital in excess of the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall. Accordingly, if the Bank does not maintain capital in excess of the buffer, distributions to the Company may be prohibited or limited and we may not have funds to make principal and interest payments on the Notes.

For more information about these restrictions, see the information under the heading “Supervision and Regulation” in Item 1., Business, and the information under the headings “We are subject to extensive government regulation, and such regulation could limit or restrict our activities and adversely affect our earnings.” and “Financial reform legislation enacted by Congress will, among other things, tighten capital standards and result in new laws and regulations that likely will increase our costs of operations.” in Item 1A., Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from the Bank and required capital levels with respect to the Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or Renasant Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture. Our regulators can, in the event we become subject to an enforcement action, require our subsidiary bank to not pay dividends to us, and to prevent payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

The Notes are a new issue of securities for which there is no established trading market, and we do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on a quotation system. The underwriters have advised us that they intend to make a market in the Notes, as permitted by applicable laws and regulations; however, neither underwriter is obligated to make a market in the Notes and may discontinue its market-making activities at any time without notice. In addition, the liquidity of the trading market for the Notes, if any, will depend upon, among other things, the number of holders of the Notes, our performance and prospects, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. As a result, we cannot provide you with any assurance regarding whether a trading market for the Notes will develop or the ability of holders of the Notes to sell their Notes.

The market value of the Notes may be less than the principal amount of the Notes.

If a market develops for the Notes, the prices at which holders may be able to sell their Notes may be affected, potentially adversely, by a number of factors. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to maturity of the Notes; the aggregate amount outstanding of the Notes; any redemption or repayment features of the Notes; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; the extent of any market-making activities with respect to the Notes; and the operating performance of the Bank. Often, the only way to liquidate your investment in the Notes prior to maturity will be to sell the Notes. At that time, there may be a very illiquid market for the Notes or no market at all.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem all or a portion of the Notes on September 1, 2026 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a “Tax Event,” (ii) a “Tier 2 Capital Event” or (iii) a “1940 Act Event.” In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to but excluding such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes—Redemption” in this prospectus supplement.

Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary on and after September 1, 2026.

As the interest rate of the Notes will be calculated based on LIBOR from September 1, 2026 to but excluding the maturity date or earlier redemption date and LIBOR is a floating rate, the interest rate on the Notes will vary on and after September 1, 2026. During this period, the Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the then-current three-month LIBOR rate, plus a spread of 407.1 basis points; provided, that in the event three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if LIBOR increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

The level of LIBOR may affect our decision to redeem the Notes.

We are more likely to redeem the Notes on or after September 1, 2026 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities that yield as much interest as the Notes.

Holders of the Notes will have no rights against the publishers of LIBOR.

Holders of the Notes will have no rights against the publishers of LIBOR, even though the amount they receive on each interest payment date on and after September 1, 2026 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The Notes are not savings accounts, deposits or other obligations of our bank subsidiary or any of our nonbank subsidiaries. The Notes are not insured by the FDIC or any other governmental agency or public or private insurer. The Notes are ineligible and may not be used as collateral for a loan by us or our bank subsidiary.

Our credit ratings may not reflect all risks of an investment in the Notes, and changes in our credit ratings may adversely affect your investment in the Notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current and historical information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time, or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $39,223,000. We intend to use the net proceeds from this offering for general corporate purposes, which may include providing capital to support our growth organically or through the acquisition of financial institutions or branches thereof, the acquisition of failed institutions from the FDIC or the acquisition of businesses related to banking, repaying indebtedness, financing investments and capital expenditures, and for investments in the Bank as regulatory capital.

Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

Concurrently with this offering, and pursuant to a separate prospectus supplement and accompanying prospectus, we are offering $60,000,000 principal amount of our Concurrently Offered Notes. The closing of this offering is not conditioned upon the closing of the concurrent underwritten offering of the Concurrently Offered Notes, and the closing of the concurrent underwritten offering of the Concurrently Offered Notes is not conditioned upon the closing of this offering. We cannot assure you that either or both of the offerings will be completed. The foregoing description and other information regarding the offering of the Concurrently Offered Notes is included herein solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any Concurrently Offered Notes, and no part of the offering of the Concurrently Offered Notes is incorporated by reference in this prospectus supplement.

CAPITALIZATION

The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of June 30, 2016:

•	on an actual basis,

•	on an adjusted basis to give effect to the sale of the Notes offered hereby, and

•	on an adjusted basis to give effect to the sale of the Notes offered hereby and the sale of the Concurrently Offered Notes.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which is incorporated by reference into this prospectus supplement.

	As of June 30, 2016
	Actual	As Adjusted for the Sale of the Notes	As Adjusted for the Sale of the Notes and the Concurrently Offered Notes
	(dollars in thousands, except share amounts)
Liabilities:
Total deposits	$6,702,487	$6,702,487	$6,702,487
Short-term borrowings	444,989	444,989	444,989
Long-term debt	143,661	143,661	143,661
Subordinated notes offered hereby	—	39,223 (1)	98,105 (2)
Other liabilities	114,173	114,173	114,173

Total liabilities	$7,405,310	$7,444,533	$7,503,415
Stockholders’ equity:
Preferred stock, $.01 par value; 5,000,000 shares authorized; no shares issued and outstanding at June 30, 2016	$—	$—	$—
Common stock, $5.00 par value; 150,000,000 shares authorized, 42,972,066 shares issued and 42,085,690 outstanding	214,860	214,860	214,860
Treasury stock, at cost	(21,152)	(21,152)	(21,152)
Additional paid-in capital	632,558	632,558	632,558
Retained earnings	305,958	305,958	305,958
Accumulated other comprehensive loss, net of taxes	(7,968)	(7,968)	(7,968)

Total stockholders’ equity	$1,124,256	$1,124,256	$1,124,256

Total liabilities and stockholders’ equity	$8,529,566	$8,568,789	$8,627,671

Capital ratios(3):
Common equity tier 1 to risk-weighted assets	10.13%	10.13%	10.13%
Tier 1 capital to risk-weighted assets	11.56%	11.56%	11.56%
Total capital to risk-weighted assets	12.31%	12.93%	13.85%
Tier 1 leverage to average assets(4)	9.18%	9.18%	9.18%

(1)	Represents the aggregate principal amount of the Notes, reduced by the underwriting discount ($600) and our estimated offering expenses ($177).
(2)	Represents the aggregate principal amount of the Notes and the Concurrently Offered Notes, reduced by the aggregate underwriting discounts ($1,500) and our aggregate estimated expenses ($395) for both offerings.
(3)	The as adjusted calculations for the risk-based capital ratios assume that the net proceeds from the sale of the Notes and the sale of the Concurrently Offered Notes are invested in assets that carry a 0% risk weighting as of June 30, 2016.
(4)	Tier 1 leverage ratio is defined as Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets for the quarter ended June 30, 2016. The as adjusted calculations assume that the proceeds from the sale of the Notes and the sale of the Concurrently Offered Notes would have been received on June 30, 2016.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown below. No shares of our preferred stock were outstanding, and we did not pay dividends on preferred stock, during these periods. No shares of our preferred stock are currently outstanding. As a result, the ratios of earnings to fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges for these periods. The information presented below is not adjusted for the Notes offered hereby or for the Concurrently Offered Notes.

	Six months ended June 30,		Year ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Dollars in thousands)
Earnings:
Add:
Net income before income taxes	$65,796	$44,493	$99,764	$85,887	$45,746	$33,465	$34,675
Fixed charges (from below)	12,341	10,163	19,722	23,051	23,683	26,975	42,388

Total earnings for purposes of ratios	$78,137	$54,656	$119,486	$108,938	$69,429	$60,440	$77,063
Fixed Charges:
Interest expense:
Interest expensed on deposits	$8,380	$6,725	$13,715	$16,216	$17,118	$19,030	$31,729
Interest expensed on other debt	4,676	3,815	7,950	7,711	6,353	6,945	9,672
Amortized premiums and discounts related to deposits	(1,164)	(575)	(2,611)	(1,425)	(632)	—	—
Amortized premiums and discounts related to other indebtedness	(274)	(260)	(521)	(387)	(21)	161	161
Implicit interest expense in annual rent	723	458	1,189	936	865	839	826

Total fixed charges for purposes of ratios	$12,341	$10,163	$19,722	$23,051	$23,683	$26,975	$42,388
Ratios of earnings to fixed charges:
Excluding interest on deposits	13.84	12.09	12.58	11.40	7.36	5.21	4.25
Including interest on deposits	6.33	5.38	6.06	4.73	2.93	2.24	1.82

The ratios of earnings to fixed charges are computed by dividing (1) income (loss) before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:

•	fixed charges, including interest on deposits, includes all interest expense, and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	fixed charges, excluding interest on deposits, includes interest expense (other than on deposits), and the estimated portion of rental expense attributable to interest, net of income from subleases.

DESCRIPTION OF THE NOTES

The Notes offered by this prospectus supplement will be issued by the Company under a subordinated indenture dated as of August 22, 2016 between Renasant and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by a second supplemental indenture dated as of August 22, 2016 between Renasant and the Trustee. We refer to the indenture, as amended and supplemented by the second supplemental indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Indenture and the Notes. The following description of the particular terms of the Indenture and the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you.

You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes.

General

The Notes issued in this offering will initially be limited to $40,000,000 aggregate principal amount. Under the Indenture, the aggregate principal amount of Notes which may be sold and delivered in other offerings is unlimited. The Notes may be sold in one or more series with the same or various maturities, at par, at a premium, or at a discount.

The maturity of the Notes may not be accelerated in the absence of certain events of default (as such term is defined in the Indenture). There is no right to accelerate the maturity of the Notes if we fail to pay interest or any Additional Amounts (as defined below) on any Note for 30 days after such payment is due, fail to pay the principal on any Note when due, or fail to perform or breach any other covenant or warranty under any Note or in the Indenture for 90 days after we receive written notice of such failure or breach. See “—Events of Default; Acceleration of Payment; Limitation on Suits.”

The Notes will mature on September 1, 2031 (the “maturity date”). The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Renasant or Renasant Bank. There is no sinking fund for the Notes.

As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from Renasant Bank. There are various regulatory restrictions on the ability of Renasant Bank to pay dividends or make other distributions to us. See “Risk Factors—Our access to funds from Renasant Bank may become limited, thereby restricting our ability to make payments on our obligations.” and “Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.” in this prospectus supplement and the information in Item 1., Business, under the heading “Supervision and Regulation—Supervision and Regulation of the Bank,” Item 1A., Risk Factors, under the heading “Our ability to declare and pay dividends is limited by law, and we may be unable to pay future dividends.” and Item 5., Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities, under the heading “Market Information and Dividends,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including Renasant’s compliance with covenants under the Indenture, Notes, and guarantees (if any), as to which the Trustee is entitled to rely exclusively on officers’ certificates.

The Notes are not savings accounts, deposits or other obligations of Renasant Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of Renasant Corporation and are neither obligations of, nor guaranteed by, any of our subsidiaries.

The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Interest

The Notes will bear interest (a) at an initial rate of 5.50% per annum, payable semi-annually in arrears on March 1 and September 1 of each year (each, a “fixed rate interest payment date”), commencing on March 1, 2017, from and including the date of issuance to but excluding September 1, 2026, and (b) thereafter at a floating per annum rate equal to the then-current three-month LIBOR plus 4.071%, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on September 1, 2026. Notwithstanding the foregoing, if three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero.

“Three-month LIBOR” means, for any interest period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such interest period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by the Company and provided to the Calculation Agent (a “Representative Amount”). If at least two such quotations are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent, to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then three-month LIBOR for the interest period related to such Reset Rate Determination Date will be set to equal the three-month LIBOR for the immediately preceding interest period or, in the case of the interest period commencing on the first floating rate interest payment date, 5.00%. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that three-month LIBOR as determined in accordance with this definition is less than zero, three-month LIBOR for such interest period shall be deemed to be zero.

“Calculation Agent” means Wilmington Trust, National Association, or any other successor appointed by us, acting as calculation agent.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first floating rate interest payment date.

“Additional Amounts” means any additional amounts that are required by the Indenture or the Notes, under circumstances specified by the Indenture or the Notes, to be paid by the Company in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders of the Notes specified by the Indenture or the Notes.

The determination of three-month LIBOR for each applicable interest period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the first Reset Rate Determination Date will be maintained on file at the Calculation Agent’s principal offices.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, September 1, 2026 and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period, which is from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to but excluding the applicable interest payment date or the stated maturity date or date of earlier redemption, if applicable. If an interest payment date or the maturity date for the Notes falls on a day that is not a business day, the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. In the event that a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to but excluding such business day.

Interest on each Note will be payable to the person in whose name such Note is registered on the 15th day of the month immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

No recourse will be available for the payment of principal of, or interest or any additional amounts on, any Note, for any claim based thereon, or otherwise in respect thereof, against any stockholder, employee, officer or director, as such, past, present or future, of Renasant or of any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liability by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

When we use the term “business day,” we mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday or a day on which banking institutions in the City of New York or any place of payment are authorized or obligated by law or executive order to close.

Ranking

The Notes will rank equally with all other unsecured subordinated indebtedness of the Company issued concurrently with this offering and in the future under the Indenture. The Notes will also rank senior to $95.4 million of the Company’s junior subordinated indebtedness. As of June 30, 2016, we had no other outstanding subordinated indebtedness.

The Notes will be subordinated in right of payment to all of our senior indebtedness and other specified company obligations. The Notes will be obligations of Renasant Corporation only and will not be guaranteed by any of our subsidiaries, including Renasant Bank, which is our principal subsidiary. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Renasant Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. The Indenture and the Notes do not limit the amount of senior indebtedness, secured indebtedness, or other liabilities having priority over the Notes that we or our subsidiaries may incur. As of June 30, 2016, on a consolidated basis, our outstanding indebtedness (including deposits) totaled approximately $7.41 billion, which includes $95.4 million principal amount of outstanding subordinated unsecured indebtedness. As adjusted to give effect to both the offering of the Notes and the Concurrently Offered Notes, as if the offerings had been completed as of June 30, 2016, Renasant, the Bank and our other subsidiaries had, on a consolidated basis, $687 million of indebtedness.

“Senior indebtedness” means:

•	the principal and any premium or interest for money borrowed or purchased by the Company;

•	the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company;

•	any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement;

•	obligations to general and trade creditors;

•	an obligation arising from direct credit substitutes;

•	any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

•	all obligations of the type referred to in the first six bullet points above of other persons or entities for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;

in each case, whether now outstanding, or created, assumed or incurred in the future. With respect to the Notes, senior indebtedness excludes any indebtedness that:

•	expressly states that it is junior to, or ranks equally in right of payment with, the Notes; or

•	is identified as junior to, or equal in right of payment with, the Notes in any board resolution establishing such series of subordinated indebtedness or in any supplemental indenture.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “senior indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.

Upon the liquidation, dissolution, winding up, or reorganization of Renasant, Renasant must pay to the holders of all senior indebtedness the full amounts of principal of, premium, interest and Additional Amounts on, that senior indebtedness before any payment is made on the Notes. If, after we have made those payments on our senior indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes. Because of the subordination provisions and the obligation to pay senior indebtedness described above, in the event of insolvency of Renasant, holders of the Notes may recover less ratably than holders of senior indebtedness and other creditors of Renasant. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

Events of Default; Acceleration of Payment; Limitation on Suits

The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:

•	A court having jurisdiction shall enter a decree or order for the appointment of a receiver, liquidator, trustee, or similar official in any receivership, insolvency, liquidation, or similar proceeding relating to the Company, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

•	The Company shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any receivership, insolvency, liquidation or similar proceeding with respect to the Company; or

•	in the event of an appointment of a receiver, conservator or similar official for our principal banking subsidiary, Renasant Bank and such appointment shall not have been rescinded within 60 days from the date thereof.

The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal on the Notes, including:

•	Default in the payment of any installment of interest or any Additional Amounts upon the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

•	Default in the payment of the principal (or premium, if any) on the Notes when it becomes due and payable; or

•	Failure by the Company duly to observe or perform any of the other covenants or agreements in the Indenture continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding.

There is no right of acceleration in the case of a default in the payment of principal of or interest or Additional Amounts on the Notes or in our nonperformance of any other obligation under the Notes or the Indenture. If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

•	the holders of not less than 25% in principal amount of the Notes shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•	such holder or holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in complying with such request;

•	the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right under the Indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.

Redemption

We may, at our option, beginning with the interest payment date of September 1, 2026, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption. The Notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the Notes at any time, including before September 1, 2026, in whole, but not in part, from time to time, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption upon the occurrence of:

•	a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that, as a result of (a) an amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which change or amendment becomes effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, there is more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

•

a “Tier 2 Capital Event,” defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us that would preclude the Notes from being included as Tier 2 capital; or

•	Renasant becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. Any such redemption will be at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption, call or repurchase of the Notes following one of these events would require prior approval of the Federal Reserve.

In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes not less than 30 nor more than 60 days prior to the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided, that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	change the stated maturity of the principal of, any installment of interest on, or any Additional Amounts with respect to, any Note;

•	reduce the principal amount, rate of interest or Additional Amounts of any Note;

•	reduce the percentage in principal amount of an outstanding Note, the consent of whose holders is required to modify or amend the Indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain defaults and the consequences thereof under the Indenture;

•	adversely affect any right of repayment of the holder of the Notes;

•	extend the time of payment of interest on the Notes or any Additional Amounts;

•	change any of the redemption provisions of the Notes; or

•	change the coin or currency for payment, of principal, or premium, if any, or any Additional Amounts with respect to, the Notes.

In addition, the holders of a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

•	to evidence the succession of another person to the Company as obligor under the Indenture or to evidence the addition or release of any guarantor in accordance with the Indenture or any supplemental indenture;

•	to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company in the Indenture;

•	to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose, provided that such action or actions will not adversely affect the interests of the holders of the Notes in any material respect;

•	to establish the form or terms of the Notes and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under an indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in the indenture, provided that the cure or correction does not adversely affect the holders of the Notes;

•	to add events of default for the benefit of the holders of the Notes;

•	to secure or provide for the guarantee of the Notes;

•	to change or eliminate any provisions of the Indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to establish the form of the Notes and to provide for the issuance of any series of notes under the Indenture and to set forth the terms thereof, and to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of such notes;

•	to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or to conform any provision in the indenture to the requirements of the Trust Indenture Act;

•	to add to the covenants for the benefit of holders of Notes or to surrender any right or power conferred upon the Company in the Indenture, provided that such action shall not adversely affect the interests of holders of Notes; or

•	to make any change that does not adversely affect the legal rights under the Indenture of any holder of notes of any series issued under the Indenture.

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted and that such supplemental indenture is the legal, valid and binding obligation of Renasant, enforceable against it in accordance with its terms.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the stated maturity date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law. We may not have a default under the Indenture or the Notes on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the Notes if: (a) all outstanding Notes have been delivered for cancellation; (b) all outstanding Notes have become due and payable or will become due and payable at their stated maturity within one year; or (c) all outstanding Notes are scheduled for redemption within one year, and we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or a redemption date.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease its assets substantially as an entirety to us, unless:

•	if we consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a corporation organized and validly existing under the laws of the United States of America, any of its states or the District of Columbia, which person must expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on the Notes and the performance or observance of our covenants under the Indenture;

•	immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the Indenture, shall have happened and be continuing; and

•	we have complied with our obligations to deliver certain documentation to the Trustee, including an officers’ certificate and opinion of counsel each stating that such consolidation, merger or disposition and the related supplemental indentures comply with the Indenture.

Further Issues

We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring Renasant’s compliance with any of its covenants under the Indenture.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-Global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its office at 1100 North Market Street, Wilmington, Delaware 19890, as the paying agent for the Notes. We must notify you of changes in the paying agents.

Governing Law

The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated in right of payment to Renasant Bank’s depositors and general creditors and to each of our non-bank subsidiaries’ depositors and general creditors;

•	not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary;

•	be ineligible as collateral for a loan by us or Renasant Bank;

•	only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, as described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve or other primary federal regulator to the extent such approval is then required under the rules of the Federal Reserve or such other regulator; and

•	unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

The Notes will be represented by one or more permanent global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with, or on behalf of DTC and registered in the name of Cede & Co. (DTC’s partnership nominee). The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the Depositary or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Renasant, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Renasant nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

Wilmington Trust, National Association, will act as Trustee under the Indenture. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, we maintain banking relationships with the Trustee and its affiliates in the ordinary course of business. These banking relationships include the Trustee serving as trustee under indentures involving certain of our trust preferred securities; the Trustee will also serve as trustee with respect to the Concurrently Offered Notes.

Upon the occurrence of (i) an event which, after notice or lapse of time or both, would become an event of default under the Notes, (ii) an event which, after notice or lapse of time or both, would become an event of default under the Concurrently Offered Notes, or (iii) a default under another indenture under which the Trustee serves as trustee, the Trustee may be deemed to have a conflicting interest. Under such circumstances, the Trustee must eliminate the conflict or resign. In that event, we would be required to appoint a successor trustee.

Notices

Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax consequences of the ownership and disposition of the Notes offered hereby. Except where noted, this discussion addresses only those beneficial owners of the Notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes or any persons who hold the Notes for any reason other than as capital assets. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax laws, such as alternative minimum, estate and gift taxes. We intend, and by acquiring any Notes each beneficial owner of a Note will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax laws, such as:

•	entities treated as partnerships or S corporations for U.S. federal income tax purposes or persons who hold the Notes through entities treated as partnerships or S corporations for U.S. federal income tax purposes,

•	financial institutions and banks,

•	insurance companies,

•	qualified insurance plans,

•	tax-exempt organizations,

•	qualified retirement plans and individual retirement accounts,

•	governmental entities,

•	brokers, dealers or traders in securities or currencies,

•	regulated investment companies,

•	real estate investment trusts or grantor trusts,

•	persons whose functional currency is not the U.S. dollar,

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”),

•	persons who purchase or sell the Notes as part of a wash sale,

•	persons who hold the Notes as part of a “hedge,” “straddle” or other risk reduction mechanism, “constructive sale,” or “conversion transaction,” as these terms are used in the Code,

•	persons that own (or are deemed to own) 10% or more of the total combined voting power of all classes of our stock entitled to vote,

•	certain U.S. expatriates, and

•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations.

This summary is for general information only and is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, as well as existing interpretations relating thereto, all as of the date hereof, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other U.S. federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust: (a) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust; or (b) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest. Based on the interest rate characteristics of the Notes, we intend to treat the Notes as “variable rate debt instruments” (“VRDIs”) for U.S. federal income tax purposes and this discussion assumes such characterization to be correct. It is expected, and this discussion assumes, that either the issue price of the Notes will equal the stated redemption price at maturity of the Notes or the Notes will be issued with no more than a de minimis amount of original issue discount. Accordingly, stated interest paid on a Note should constitute “qualified stated interest” under the Treasury Regulations applicable to VRDIs, and as such will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition. Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid qualified stated interest, which will be treated as described under “—Payments of Interest” above. Your adjusted tax basis in the Note generally will equal the cost of the Note to you. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, you have held the Note for more than one year. Long term capital gains recognized by certain non-corporate U.S. Holders (including certain individuals) are generally subject to preferential tax rates. The deductibility of capital losses may be subject to limitations. You are urged to consult your tax advisor regarding such limitations.

Backup Withholding and Information Reporting. Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes. Backup withholding (currently at a rate of 28%) may be imposed on these payments if you fail to provide your correct taxpayer identification number to the paying agent or comply with certain certification procedures, or otherwise fail to establish an exemption from backup withholding. You should timely provide the required information to the IRS, and the amount of any backup withholding from a payment to you generally will be allowable as a credit against your U.S. federal income tax liability. You are urged to consult your tax advisor regarding your qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.

Net Investment Income Tax. Certain U.S. Holders who are individuals, estates and certain trusts are subject to a 3.8% tax on the lesser of: (a) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year (for these purposes, net investment income generally includes interest and gains from sales of Notes); and (b) the excess of the U.S. Holder’s modified adjusted gross income for the relevant taxable year over a certain threshold (which, in the case of individuals, is between $125,000 and $250,000, depending on the individual’s circumstances). U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the effect, if any, of the net investment income tax on their purchase, ownership and disposition of Notes.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	a foreign estate or trust,

but does not include you if you are an individual present in the United States for 183 days or more in the taxable year of disposition of the Notes and you are not otherwise a resident of the United States for U.S. federal income tax purposes. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale, exchange, redemption or other disposition of the Notes.

Payments on the Notes. Subject to the discussion below concerning backup withholding, payments of principal and interest on the Notes made by us or any paying agent to you could be subject to U.S. federal withholding tax, including when, in the case of interest, you fail to satisfy certain requirements such as the certification requirements described below.

Certification Requirement. Interest on a Note will not be exempt from U.S. federal withholding tax unless you certify on a properly executed IRS Form W-8BEN, Form W-8BEN-E or other appropriate form, under penalties of perjury, that you are not a United States person. Further, you could be subject to U.S. federal income tax withholding at a 30% rate unless (a) such tax is eliminated or reduced by an applicable income tax treaty or (b) such interest income is effectively connected with the conduct by you of a trade or business in the United States.

If interest on your Note is effectively connected with the conduct by you of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise, although you will be exempt from the withholding tax discussed in the preceding paragraphs, you generally will be taxed in the same manner as if you were a U.S. Holder (see “—Tax Consequences to U.S. Holders” above), except that you will be required to provide a properly executed IRS Form W-8 (generally an IRS Form W-8ECI) in order to receive payments of interest free of the withholding tax. You should consult your tax advisor with respect to other tax consequences of the ownership and disposition of Notes including the possible imposition of a branch profits tax.

Sale, Exchange, Redemption, Retirement or other Disposition. Subject to the discussion below concerning backup withholding, you generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of the Notes, unless the gain is effectively connected with the conduct of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise.

If you are engaged in a trade or business in the United States and you recognize gain on a sale or other disposition of the Notes that is effectively connected with that trade or business, you generally will be taxed as if you were a U.S. Holder (see “—Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. You should consult your tax advisor with respect to the tax consequences of the ownership and disposition of the Notes, including the possible imposition of a branch profits tax.

Backup Withholding and Information Reporting. Information returns generally will be filed with the IRS in connection with interest payments on the Notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may be filed with the IRS reporting your proceeds from a sale or other disposition (including a retirement or redemption) of the Notes and you may be subject to backup withholding (currently at a rate of 28%) on interest payments on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. You should timely provide the required information to the IRS, and the amount of any backup withholding from a payment to you generally will be allowable as a credit against your U.S. federal income tax liability.

Foreign Account Tax Compliance Act. Under Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally may apply to certain payments made to Non-U.S. Holders that fail to comply with certain certification, withholding and information reporting requirements (which may include entering into an agreement with the IRS), or otherwise that fail to satisfy the requirements of an applicable FATCA intergovernmental agreement. You are urged to consult your own tax advisors regarding the effect, if any, of the FATCA rules based on your particular circumstances.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATED TO THE NOTES TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATED TO THE NOTES TO YOU.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on:

•	employee benefit plans that are subject to Part 4 of Subtitle B of Title I of ERISA;

•	individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code;

•	entities (including certain insurance company general accounts) with underlying assets that are deemed “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to all of the foregoing collectively as “Plans”); and

•	persons who are fiduciaries with respect to Plans.

Governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code but may be subject to laws that are substantially similar (each, a “Similar Law”).

The following discussion summarizes certain aspects of ERISA, the Code and Similar Laws that may affect the decision by a Plan or Non-ERISA Arrangement to invest in the Notes. The following discussion is general in nature and is not intended to be a complete discussion of applicable laws and regulations pertaining to an investment in the Notes by a Plan or Non-ERISA Arrangement. The following discussion is not intended to be legal advice. The following discussion is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.

Fiduciary Considerations

Before investing in the Notes, the fiduciary of a Plan should consider whether an investment will satisfy the applicable requirements set forth in Part 4 of Title I of ERISA, including whether the investment:

•	will satisfy the prudence and diversification standards of ERISA;

•	will be made solely in the interests of the participants and beneficiaries of the Plan;

•	is permissible under the terms of the Plan and its investment policies and other governing instruments; and

•	is for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and for defraying the reasonable expenses of administering the Plan.

The fiduciary of a Plan should consider all relevant facts and circumstances, including the limitations imposed on transferability, whether the Notes will provide sufficient liquidity in light of the foreseeable needs of the Plan, that the Notes are unsecured and subordinated, and the tax consequences of the investment. The fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations imposed under Similar Laws and whether an investment is consistent with the terms of the governing instruments of the Non-ERISA Arrangement.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code may prohibit certain transactions involving the assets of a Plan and those persons who have specified relationships with the Plan, called “parties in interest” under

ERISA and “disqualified persons” under Section 4975 of the Code (collectively, “parties in interest”). Parties in interest who engage in a non-exempt prohibited transaction may be subject to excise taxes, and the transaction may be subject to rescission. Similar Law may include prohibitions applicable to Non-ERISA Arrangements that are similar to the prohibited transaction rules contained in ERISA and the Code. A fiduciary considering an investment in the Notes should consider whether the investment, including the holding or disposition of the Notes, may constitute or give rise to such a prohibited transaction for which an exemption is not available.

With respect to Plans subject to ERISA, we believe that the Notes will be treated as indebtedness with no substantial equity features for purposes of the plan asset regulations (although we make no assurances to that effect). Although not free from doubt, our assessment is based upon the traditional debt features of the Notes. If the Notes are treated as indebtedness, rather than equity, our assets will not be treated as plan assets as result of investment in the Notes.

Without regard to whether the Notes may cause our assets to be treated as plan assets under the plan asset regulations, we, the underwriters and our or the underwriters’ respective current and future affiliates may be parties in interest with respect to many Plans, and the purchase, holding or disposition of the Notes by, on behalf of, or with the assets of, any such Plan could give rise to a prohibited transaction under ERISA or the Code. For example, a purchase of the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan, which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief is available.

A prospective purchaser that is, or is acting on behalf of, or with the assets of, a Plan may wish to consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (a) the in-house asset manager exemption (PTCE 96-23); (b) the insurance company general account exemption (PTCE 95-60); (c) the bank collective investment fund exemption (PTCE 91-38); (d) the insurance company pooled separate account exemption (PTCE 90-1); and (e) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide limited exemptive relief for the purchase and sale of the Notes, provided that neither we nor certain of our affiliates have or exercise any discretionary authority or control over, or render any investment advice with respect to, the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less than, adequate consideration (as defined in the exemption) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance, however, that any of these administrative or statutory exemptions will be available with respect to a transaction involving the Notes or with respect to any particular Plan. Purchasers should consult their own legal counsel to determine whether any purchase will constitute a prohibited transaction and whether exemptive relief is available.

Each purchaser or holder of a Note, including each fiduciary who causes an entity to purchase or hold a Note, shall be deemed to have represented and warranted on each day such purchaser or holder holds such Note that either:

•	it is neither a Plan nor a Non-ERISA Arrangement, and it is not purchasing or holding the Note on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement; or

•	its purchase, holding and subsequent disposition of the Note will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (b) a breach of fiduciary or other duty or applicable law.

Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing contained herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements, whether generally or as to any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

We have entered into an underwriting agreement dated August 17, 2016 with Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein, with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, the underwriters named below have agreed, severally and not jointly, to purchase that portion of the aggregate principal amount of Notes in this offering listed next to their respective names in the table below:

Underwriters	Amount of Securities
Sandler O’Neill & Partners, L.P.	$22,000,000
Keefe, Bruyette & Woods, Inc.	14,000,000
Raymond James & Associates, Inc.	4,000,000
Total	$40,000,000

Notes sold by the underwriters to the public initially will be offered at the public offering price set forth on the cover of this prospectus supplement. If all the Notes are not sold at the public offering price, the underwriters may change such offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We expect that delivery of the Notes will be made to investors on or about August 22, 2016, which will be the third business day following the date of pricing of the Notes (such settlement being referred to as “T+3”).

The following table shows the per Note and total underwriting discounts we will pay the underwriters:

Per Note	1.50%
Total	$600,000

We estimate that our total expenses of the offering, excluding underwriting discounts, will be approximately $177,000. We have also agreed to reimburse the underwriters for certain of their fees and expenses.

No Sales of Similar Securities

We have agreed, for a period from the date of the underwriting agreement through and including the closing date of the offering, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities that are issued or guaranteed by us and have a tenor of more than one year, without the prior written consent of the underwriters, other than the Notes and the Concurrently Offered Notes.

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, neither underwriter is obligated to do so and may discontinue any market-making in the Notes at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time, or that the price you receive when you sell will be favorable. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the Notes, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization, Short Positions

In connection with this offering of the Notes, each underwriter may engage in overallotment and stabilizing transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Stabilizing transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If an underwriter engages in stabilizing transactions, it may discontinue them at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that either underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Each of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. The underwriters in this offering are also acting as underwriters in the concurrent offering of the Concurrently Offered Notes. Neither of the offerings is conditioned upon the consummation of the other offering.

In addition, in the ordinary course of their business activities, each of the underwriters and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any underwriter or any of its affiliates has a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. Such underwriter and its affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. Each of the underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Notes offered by this prospectus supplement will be passed upon for us by Phelps Dunbar, LLP, New Orleans, Louisiana, as to Mississippi law matters, and Covington & Burling LLP, Washington, D.C., as to New York law matters. Certain legal matters in connection with this offering will be passed upon for the underwriters by Covington & Burling LLP, Washington, D.C. As of the date of this prospectus supplement, members of Phelps Dunbar owned in the aggregate approximately 39,347 shares of our common stock.

EXPERTS

The consolidated financial statements of Renasant Corporation and its subsidiaries as of December 31, 2015 and 2014, and for the three-year period ended December 31, 2015, included in our Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of our internal control over financial reporting as of December 31, 2015 have been audited by Horne LLP, an independent registered public accounting firm, as set forth in their reports appearing in Renasant’s Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Rights

Warrants

Units

Renasant Corporation may offer and sell, from time to time, in one or more offerings, together or separately, common stock, preferred stock, depositary shares, debt securities, rights, warrants and units and hybrid securities combining elements of the foregoing.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide by supplements to this prospectus the specific terms and manner of offering of the securities that we actually offer. These prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.

We may offer and sell these securities directly or through one or more underwriters, dealers and agents, on a continuous or delayed basis, or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “RNST.” On September 14, 2015, the last sales price on The NASDAQ Global Select Market for our common stock was $32.61. You are urged to obtain current market prices for our common stock. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.

Investing in our securities involves risk. You should refer to the “Risk Factors” section included in the applicable prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission and carefully consider that information before investing in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities will be our equity and debt securities, will not be deposits, savings accounts or other obligations of any bank, and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Our principal executive office is located at 209 Troy Street, Tupelo, Mississippi 38804-4827, telephone number: (662) 680-1001.

This prospectus is dated September 15, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration statement, from time to time, we may sell, either separately or together, common stock, preferred stock, depositary shares, debt securities, rights, warrants and units, and hybrid securities combining elements of the foregoing, in one or more offerings. Unless we indicate otherwise, references to “we,” “our,” “us,” “the Company” and “Renasant” are to Renasant Corporation and its subsidiaries on a consolidated basis, and references to “the Bank” or “our Bank” are to Renasant Bank.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement, including the exhibits and the documents incorporated herein by reference, can be read at our website (www.renasant.com), the SEC website (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus and the relevant prospectus supplement. We have not authorized any other person, including any underwriter or agent, to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement, and we will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us from time to time directly to the public or through dealers or designated agents. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

RISK FACTORS

An investment in Renasant securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus, as well as those contained in any applicable prospectus supplement. These risk factors may also be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this registration statement and any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information that we file with the SEC can also be found on our website, www.renasant.com, under the link “SEC Filings.” The information on, or that can be accessed through, our website is not a part of this document.

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and is qualified in its entirety by reference to the copy of the applicable document filed with the SEC; you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits), until we or any underwriters sell all of the securities offered by this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 2, 2015 (including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2014);

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015, filed on May 8, 2015, and for the quarter ended June 30, 2015, filed on August 7, 2015;

•	Our Current Reports on Form 8-K and amendments thereto filed with the SEC on January 20, 2015, February 11, 2015, March 13, 2015, April 28, 2015, April 29, 2015, May 4, 2015, May 18, 2015, June 16, 2015, July 8, 2015, July 21, 2015 and July 29, 2015; and

•	The description of our common stock contained in our Form 8-A Registration Statement filed with the SEC on April 28, 2005, as amended by Amendment No. 1 to Form 8-A Registration Statement filed with the SEC on April 19, 2007, and including any other amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or any exhibit thereto, was furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

You may request a copy of these filings, at no cost (other than for a copy of an exhibit to a filing, unless that exhibit is specifically incorporated by reference in the filing), by writing or telephoning us at the following address and telephone number:

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Telephone: (662) 680-1001

Attention: Mr. Kevin D. Chapman

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements contain or incorporate by reference various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Renasant that are subject to risks and uncertainties. Congress passed the Private Securities Litigation Reform Act of 1995 in an effort to encourage companies to provide information about their anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects a company from unwarranted litigation if actual results are different from management expectations. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could,” are generally forward-looking in nature and not historical facts.

You should understand that the following important factors, in addition to those discussed elsewhere in this prospectus and in any accompanying prospectus supplement, as well as in the documents which are incorporated by reference into this prospectus and in any accompanying prospectus supplement, could cause actual results to differ materially from those expressed in such forward-looking statements:

•	our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses and grow the acquired operations;

•	the effect of economic conditions and interest rates on a national, regional or international basis;

•	the timing of the implementation of changes in operations to achieve enhanced earnings or effect cost savings;

•	competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries;

•	the financial resources of, and products available to, competitors;

•	changes in laws and regulations, including changes in accounting standards;

•	changes in policy by regulatory agencies;

•	changes in the securities and foreign exchange markets;

•	our potential growth, including our entrance or expansion into new markets, and the need for sufficient capital to support that growth;

•	changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;

•	an insufficient allowance for loan losses as a result of inaccurate assumptions;

•	general economic, market or business conditions;

•	changes in demand for loan products and financial services;

•	concentration of credit exposure;

•	changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; and

•	other circumstances, many of which are beyond management’s control.

Our management believes the forward-looking statements about us are reasonable. However, you should not place undue reliance on them. Any forward-looking statements in the prospectus are not guarantees of future performance. They involve risks, uncertainties and assumptions, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.

RENASANT CORPORATION

We are a bank holding company headquartered in Tupelo, Mississippi. Through our wholly-owned bank subsidiary, Renasant Bank, and its subsidiary, Renasant Insurance, Inc., we operate more than 170 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia. Our Community Banks, Mortgage and Wealth Management segments operate out of all of these offices. Our Bank was originally founded in 1904 as The Peoples Bank & Trust Company. In 1982, we reorganized as a bank holding company. In 2005, we changed our name from The Peoples Holding Company to Renasant Corporation.

Through Renasant Bank, we offer a complete range of banking and financial services to individuals and to small to medium-size businesses. These services include checking and savings accounts, business and personal loans, interim construction loans, equipment leasing, as well as safe deposit and night depository facilities. Automated teller machines are located throughout our market area. Our Online and Mobile Banking products and our call center also provide 24-hour banking services. Accounts receivable financing is also available to qualified businesses. Through our Mortgage division, we offer both fixed and variable rate residential mortgage loans with competitive terms and fees. In many cases, we originate mortgage loans with the intention of selling them in the secondary market to third party private investors or directly to government sponsored agencies. Depending on a number of factors, we may release or retain the right to service these loans upon the sale.

Through our Wealth Management business, we offer a wide variety of fiduciary services and administer (as trustee or in other fiduciary or representative capacities) qualified retirement plans, profit sharing and other employee benefit plans, personal trusts and estates. In addition, the Wealth Management segment offers annuities, mutual funds and other investment services through a third party broker-dealer. Through Renasant Insurance, we also offer all lines of commercial and personal insurance through major carriers.

Our primary asset is our investment in Renasant Bank. At June 30, 2015, our consolidated total assets were approximately $5.90 billion, our total loans (net of unearned income) were approximately $4.04 billion, our total deposits were approximately $4.89 billion, and our total shareholders’ equity was approximately $731 million.

Effective July 1, 2015, we completed our previously-announced merger with Heritage Financial Group, Inc. (“Heritage”) in a transaction valued at approximately $288 million. We issued 8,636,677 shares of common stock and paid $5.9 million to Heritage stock option holders for 100% of the voting equity interest in Heritage. Before the consideration of purchase accounting adjustments, our acquisition of Heritage added approximately $1.9 billion in assets, $1.2 billion in loans, and $1.3 billion in deposits.

Our principle executive offices are located at 209 Troy Street, Tupelo, Mississippi 38804-4827. Our telephone number at that address is (662) 680-1001. Our internet address is www.renasant.com.

USE OF PROCEEDS

Unless we indicate otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes. These purposes may include (1) providing capital to support our growth organically or through the acquisition of financial institutions or branches thereof in negotiated transactions, the acquisition of failed institutions from the FDIC or the acquisition of businesses related to banking, (2) repaying or refinancing existing indebtedness, (3) financing investments in our subsidiaries or capital expenditures and (4) repurchasing our outstanding common stock. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering at the time of sale. Pending such use, we may place the net proceeds in temporary investments or in deposit accounts at the Bank or we may use the net proceeds to reduce our indebtedness.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2014 and for the six-month period ended June 30, 2015. No shares of our preferred stock were outstanding, and we did not pay dividends on preferred stock, during these periods. No shares of our preferred stock are currently outstanding. As a result, the ratios of earnings to fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges for these periods.

	Six months ended June 30, 2015	Year ended December 31,
		2014	2013	2012	2011	2010
Ratios of earnings to fixed charges:
Excluding interest on deposits	12.01%	11.36%	7.32%	5.20%	4.25%	3.83%
Including interest on deposits	5.18	4.53	2.88	2.24	1.82	1.77

The ratios of earnings to fixed charges is computed in accordance with Item 503 of Regulation S-K by dividing (1) income before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized and noncontrolling interest in income of subsidiaries that have not incurred fixed charges by (2) total fixed charges. For purposes of computing these ratios:

•	fixed charges, including interest on deposits, include all interest expense, interest capitalized and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits), interest capitalized and the estimated portion of rental expense attributable to interest, net of income from subleases.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, rights, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement and other offering material will describe particular terms of any security we offer, and it may add, update or change the terms and conditions of the securities as summarized in this prospectus. The applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

In addition, for certain types of securities we offer, as discussed below, we may also adopt an amendment to our articles of incorporation or enter into an agreement that will govern the terms of such securities. We will file any such amendment or agreement with the SEC in connection with the offering of the applicable securities. For more information on how you can obtain copies of documents we file with the SEC, see “Where You Can Find More Information” above.

In the descriptions of our common stock, preferred stock, depositary shares, debt securities, rights, warrants and units, the terms “we,” “our” and “us” refer only to Renasant Corporation and not to its subsidiaries.

DESCRIPTION OF COMMON STOCK

This section describes the material terms and provisions of our $5.00 par value common stock, or “common stock,” that we may offer from time to time. The following description of our common stock is only a summary and is subject to and qualified in its entirety by reference to our articles of incorporation, as amended (our “articles of incorporation”), our restated bylaws, as amended (our “bylaws”), and the Mississippi Business Corporation Act (the “MBCA”) and other applicable provisions of Mississippi law. You should refer to, and read this summary together with, our articles of incorporation and bylaws to review all of the terms of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a prospectus supplement.

General

Our articles of incorporation authorize the issuance of up to 75,000,000 shares of common stock. A total of 40,266,557 shares were issued and outstanding as of August 31, 2015. Our common stock trades on The NASDAQ Global Select Market under the symbol “RNST.” As of August 31, 2015, approximately 1,170,000 shares of common stock were reserved for issuance under various employee and director benefit plans that we maintain. Computershare, Inc. serves as the registrar and transfer agent of our common stock.

You should note that the rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.

Voting Rights

Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. In general, a majority of votes cast on a matter, whether in person or by proxy, at a meeting of shareholders at which a quorum is present is sufficient to take action on such matter, except that supermajority votes are required to approve specified business combinations and other actions, as discussed below. Directors are elected by a plurality of votes cast, and shareholders do not have cumulative voting rights.

Supermajority Voting Provisions

Our articles of incorporation contain a “fair price” provision. This provision requires the approval by the holders of not less than 80% of our outstanding voting stock, and the approval of the holders of not less than 67% of our outstanding voting stock held by shareholders other than a “controlling party” (defined to mean a shareholder owning or controlling 20% or more of our outstanding voting stock at the time of the proposed transaction), of any merger, consolidation or sale or lease of all or substantially all of our assets involving the controlling party. For purposes of the fair price provisions, “substantially all” of our assets means assets having a fair market value or book value, whichever is greater, that is at least 25% of the value of our total assets, as set forth on a balance sheet that is as of a date no more than 45 days prior to the proposed transaction. The elevated approval requirements do not apply if (1) the proposed transaction is approved by a majority of our board of directors or (2) the consideration our shareholders will receive in the proposed transaction meets certain minimum price requirements set forth in the articles of incorporation.

Under our articles of incorporation, the affirmative vote of the holders of at least 80% of the total outstanding shares of our common stock is required to alter, amend, repeal or adopt any provision inconsistent with these fair price provisions.

Dividend Rights

Holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, if, as and when declared by our board of directors, out of funds legally available for these payments.

Under the MBCA, we may not pay a dividend if, after paying such dividend, (1) we would not be able to pay our debts as they become due or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders, if any, whose rights are superior to those receiving the distribution.

As a bank holding company, our ability to pay dividends is substantially dependent on the ability of Renasant Bank to transfer funds to us in the form of dividends, loans and advances. Accordingly, our declaration and payment of dividends depends upon Renasant Bank’s earnings and financial condition, as well as upon general economic conditions and other factors. In addition, under Mississippi law, a Mississippi bank may not pay dividends unless its earned surplus is in excess of three times capital stock. A Mississippi bank with earned surplus in excess of three times capital stock may pay a dividend, subject to the approval of the Mississippi Department of Banking and Consumer Finance. Accordingly, the approval of this supervisory authority is required prior to Renasant Bank paying dividends to us. Finally, Federal Reserve regulations limit the amount Renasant Bank may transfer to us in the form of a loan unless such loan is collateralized by specific obligations. The Company maintains a line of credit collateralized by cash with the Bank totaling $3,030,000. No amounts are outstanding under this line of credit as of the date of this prospectus.

Classified Board of Directors; Filling Board Vacancies

Our board of directors is divided into three classes of directors serving staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors. Under our articles of incorporation, the affirmative vote of the holders of at least 80% of the total outstanding shares of our common stock entitled to vote in the election of directors is required to alter, amend, repeal or adopt any provision inconsistent with the provisions of the articles of incorporation governing our classified board of directors.

The board may fill a vacancy on the board of directors, including a vacancy created by an increase in the number of directors. Any director elected to the board of directors to fill a vacancy on the board will hold office until the next annual meeting of shareholders. Under the MBCA, shareholders may remove a director with or without cause, but only at a meeting of shareholders called specifically for the purpose of removing such director (our shareholders’ rights to call a meeting are discussed below).

Liquidation and Other Rights

Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of, or adequate provision for, all of our known debts and liabilities.

Holders of shares of our common stock have no preference, conversion or exchange rights and have no preemptive rights to subscribe for any of our securities. There are no sinking fund provisions applicable to our common stock. All outstanding common stock is, when issued against payment therefor, fully paid and non-assessable. Such shares are not redeemable at the option of Renasant or holders thereof. Finally, subject to the rules of The NASDAQ Global Select Market, our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Restrictions on Ownership

The ability of a third party to acquire us is limited under applicable United States banking laws and regulations. The Bank Holding Company Act of 1956, as amended, or the “BHC Act,” generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring “control” of Renasant. Control is generally defined as ownership of 25% or more of the voting stock of a company, the ability to control the election of a majority of the company’s board of directors or the other exercise of a “controlling influence” over a company. For any existing bank holding company, under the BHC Act such bank holding company must obtain the prior approval of the Federal Reserve Board before acquiring 5% or more of our voting stock. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Renasant, where no other person holds a greater percentage of that class of voting stock, constitutes acquisition of control of the bank holding company.

Anti-Takeover Provisions of Our Articles of Incorporation

Our articles of incorporation contain certain provisions that may make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions, which are summarized below, are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders are best served if any change in control results from negotiations with our directors.

Classified Board of Directors. As described above, our board of directors is divided into three classes, with directors serving staggered three-year terms. The classification of our board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. We believe that this delay may help ensure that our directors, confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, will have sufficient time to review the proposal as well as any available alternatives to the proposal and act in what they believe to be the best interests of our shareholders. The classification provisions, however, apply to every election of directors regardless of whether a change in the composition of our board of directors would be beneficial to us and our shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

The classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Fair Price Provision. The “fair price” provision of our articles of incorporation is described above. Subject to certain exceptions, this provision requires the approval by the holders of not less than 80% of our outstanding voting stock, and the approval by the holders of not less than 67% of our outstanding voting stock excluding shareholders constituting a “controlling party,” of any merger, consolidation or sale or lease of all or substantially all of our assets involving the controlling party. This fair price provision makes it more difficult for a third party to obtain approval of a business combination transaction.

Authority to Issue “Blank Check” Preferred Stock. Our board of directors is authorized to issue, without any further approval from our shareholders, a series of preferred stock with the designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions, as the board determines in its discretion. See “Description of Preferred Stock” below for more information about the terms of any series of preferred stock that the board may decide to issue.

This authorization may operate to provide anti-takeover protection for us. In the event of a proposed merger, tender offer or other attempt to gain control of us that the board of directors does not believe is in our or our shareholders’ best interests, the board has the ability to quickly issue shares of preferred stock with certain rights, preferences and limitations that could make the proposed takeover attempt more difficult to complete. Such preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.”

The authorization to issue preferred stock may also benefit present management. A potential acquiror may be discouraged from attempting a takeover because the board possesses the authority to issue preferred stock. Thus, management may be able to retain its position more easily. The board, however, does not intend to issue any preferred stock except on terms that the board of directors deems to be in the best interest of Renasant and its shareholders.

Shareholder’s Right to Call a Special Meeting. Our bylaws provide that a shareholder may not call a special meeting of shareholders unless such shareholder owns at least 50% of Renasant’s issued and outstanding stock. This requirement makes it more difficult for a third-party acquiror to call a shareholders’ meeting to vote on corporate matters.

Advance Notice Requirements. Our bylaws require a shareholder who desires to nominate a candidate for election to the board of directors or to raise new business at an annual shareholders’ meeting to provide us advance notice not earlier than 120 days and not later than 90 days before the scheduled date of the meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from the anniversary date of the previous year’s meeting, to be timely a shareholder must deliver advance notice not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Under our bylaws, a shareholder must also provide detailed information about the nominee or business and satisfy certain other conditions.

Amendment of Articles of Incorporation and Bylaws

Under Mississippi law, our articles of incorporation generally may be amended if the votes cast by shareholders in favor of the amendment exceed the votes cast opposing the amendment, unless a greater number is specified in the articles of incorporation. The affirmative vote of the holders of at least 80% of the total outstanding shares of our common stock is required to amend the provisions governing our classified board of directors and the fair price provisions of our articles of incorporation.

Our bylaws may be amended by a majority vote of our board of directors or our shareholders.

DESCRIPTION OF PREFERRED STOCK

This section outlines the general provisions of the shares of preferred stock, par value $0.01 per share, or “preferred stock,” that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of any series of preferred stock that we issue. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock to which the prospectus supplement relates.

The following description of the preferred stock, and any description of preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation that our board will adopt relating to the particular series of preferred stock, as well as to applicable provisions of our bylaws, the MBCA and other applicable provisions of Mississippi law. We will file a copy of the articles of amendment with the SEC in connection with the sale of any series of preferred stock. You should refer to, and read this summary together with, such articles of amendment, as well as our articles of incorporation and bylaws, to understand all of the terms of any shares of preferred stock that we may offer.

Finally, the information in “Description of Common Stock” above discussing our classified board of directors and the anti-takeover provisions of our articles of incorporation are equally applicable to the discussion of the terms of our preferred stock.

General

Under our articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, subject to the provisions of our articles, applicable law and the rules of The NASDAQ Global Select Market. Our board of directors may fix the designations, preferences and relative participating, optional or other special rights of, and the qualifications, limitations or restrictions of, each series of preferred stock. As of the date of this prospectus, no series of preferred stock has been designated, and no shares of our preferred stock are issued or outstanding.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation and number of shares of the series of preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or the amount or method of calculation of dividends, the payment dates for dividends, whether dividends will be cumulative or non-cumulative, and, if cumulative, the date or dates from and after which dividends will begin to accumulate;

•	whether the shares will be convertible or exchangeable into shares of our common or preferred stock, and, if so, the price and other terms and conditions of conversion or exchange;

•	whether or not the shares of preferred stock will be redeemable and, if redeemable, the redemption price (or the method for calculating the redemption price) and the other terms and conditions relating to the redemption of the shares of preferred stock (including any restriction on redemption when the payment of dividends is in arrears);

•	the amount, if any, payable on the shares of such series of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other powers, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereon, to the extent not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.

The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes. Proper corporate purposes include, among other things, issuances to obtain additional financing in connection with acquisitions, in connection with a shareholders’ right plan or otherwise.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on an equal basis with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The prospectus supplement will describe the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. Dividends on any series of preferred stock may be fixed or variable, or both, and may be cumulative or non-cumulative, in each case as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock that ranks equally with or senior to such series of preferred stock. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

Unless all dividends on the preferred stock of each series issued have been paid in full, we will not declare or pay any dividends, or set aside sums for payment of dividends or distributions, on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid in the form of securities ranking junior to the preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange (and any such preferred stock issuable in connection therewith) will be described in the prospectus supplement relating to such series of preferred stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemable or convertible. The applicable prospectus supplement will describe the restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

On the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a pro rata portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

•	as required by applicable law.

Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors, whether because dividends on the preferred stock of such series are in arrears or otherwise, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series likely would then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, a holder of such series that exercises a “controlling influence” over us, as determined by the Federal Reserve Board based on the holder’s total equity investment and other relevant facts and circumstances, could also be subject to regulation under the BHC Act. To the extent a series of the preferred stock is deemed a class of voting securities, acquisitions of shares of such series of preferred stock may be subject to the requirements described above under the heading “Description of Common Stock—Restrictions on Ownership.”

Transfer Agent and Registrar

The applicable prospectus supplement will name the transfer agent, registrar, dividend paying agent and depositary, if any, for shares of each series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the articles of amendment to our articles of incorporation for the applicable series of preferred stock that are, or will be, filed with the SEC.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, which we refer to in this prospectus as the “depositary,” under a deposit agreement between us, the depositary and the holders of the depositary receipts. We will identify the depositary in the applicable prospectus supplement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. If necessary, the prospectus summary will also provide a description of the U.S. federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of the Company.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The Company and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of either senior debt securities, subordinated debt securities or junior subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

The following summary of the general terms and provisions of the indenture is not complete (the text below refers to both indentures as the form of “indenture”). Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.

General

Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

•	the title of the debt securities;

•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;

•	any limit on the aggregate principal amount of the debt securities;

•	the date(s) when principal payments are due on the debt securities;

•	the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•	provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.

Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat as the holder of a debt security any persons specified in a written statement of the depositary with respect to that global debt security.

All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”

We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.

We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets

We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:

•	we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•	default in the payment when due of any installment of interest on any debt security of that series, which default is not cured within 30 days (unless we deposit the entire amount of the interest installment with the trustee or with a paying agent prior to the expiration of this 30-day period);

•	default in the payment when due of principal of or premium on any debt security of that series;

•	default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•	our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series), which breach is not cured within 60 days after delivery of written notice thereof from the trustee to us or from the holders of at least a majority in principal amount of the outstanding debt securities of that series to us or the trustee, as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (without no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, Payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend the indenture if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:

•	reduce the amount of such holders’ debt securities;

•	reduce the interest rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a payment default on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make any payment on any debt security in currency other than that stated in the debt security;

•	adversely affect the right to convert any debt security;

•	make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, through the payment of interest and principal in accordance with their terms, is sufficient in the opinion of our independent public accountants to make all payments of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•	a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.

No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)	all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)	all obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;

(5)	all obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements;

(6)	all direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and

(8)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or other obligation described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Mississippi.

DESCRIPTION OF RIGHTS

This section describes the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreement or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right entitles the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants that we may offer from time to time. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description of the warrants we offer, and any description of such warrants in a prospectus supplement, is only a summary and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate, both of which we will file with the SEC in connection with any offers of warrants. You should refer to, and read this summary and the prospectus supplement together with, the warrant agreement, including the forms of warrant certificates representing the warrants, relating to the specific warrants that we may offer, to understand all of the terms of the warrant agreement and the warrants.

General

We may issue warrants for the purchase of common stock, preferred stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. The applicable prospectus supplement related to an issuance of warrants will describe the terms of such warrants, including the following, as applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the price or prices at which we will issue the warrants;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants and the exercise price for such securities;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	anti-dilution and any other provisions to adjust the number or amount of securities to be delivered upon exercise of the warrants;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	a discussion of material considerations relating to U.S. federal income tax laws and the federal Employee Retirement Income Security Act of 1974, as amended;

•	the identity of the warrant agent; and

•	any other terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock or preferred stock will not have any rights of holders of the common stock, preferred stock or other securities purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Warrant certificates may be exchanged for new warrant certificates of different denominations.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of preferred stock or common stock or such other securities for cash at the exercise price stated in, or calculable as described in, the applicable prospectus supplement and warrant agreement. Warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement and otherwise in accordance with the procedures set forth in the applicable prospectus supplement. Upon the proper exercise of the warrants and our receipt of the full exercise price, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants are exercised, a new warrant certificate will be issued for the remaining warrants.

Warrants may be exercised at any time prior to the close of business on the expiration date. After the close of business on the expiration date (or such later date to which we may extend the expiration date of the warrants), unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Mississippi.

DESCRIPTION OF UNITS

This section outlines the general terms and provisions of the units that we may offer from time to time. We may issue units comprising one or more of the securities described in this prospectus in any combination. The applicable prospectus supplement will describe the specific terms and conditions of any units that we issue.

We will issue each unit so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. A unit agreement will govern the terms of any units we issue. This unit agreement may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

Among other things, the prospectus supplement relating to any units that we issue will specify the following terms of such units:

•	the terms of the units, and the terms of any of the common stock, preferred stock, debt securities and warrants comprising the units, including whether and under what circumstances the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for payment, settlement, transfer or exchange of the units or the securities comprising the units; and

•	whether the units will be issued fully registered or in global form.

You should note that the description of any units we offer in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which we will file with the SEC in connection with any offer of units. We urge you to read the applicable unit agreement and the applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus inside and outside the United States from time to time through one or more underwriters, dealers or agents, directly to one or more purchasers (including our existing shareholders), or through a combination of these methods. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.

The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, filed pursuant to Rule 424(b) under the Securities Act. Such supplement will describe, among other things:

•	the type and terms of the securities being offered;

•	the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

•	the purchase price of the securities;

•	the proceeds we will receive from the sale of the securities and the uses thereof;

•	any purchase options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions, agency fees or other compensation payable to underwriters or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or repaid to dealers; and

•	the securities exchanges or markets on which the securities will be listed, if any.

Underwriters, Dealers and Agents

If we use one or more underwriters in any sale of securities offered under this prospectus, the underwriters will acquire the securities for their own account. The underwriters may then resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may offer the securities to the public directly or through underwriting syndicates represented by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The underwriters may change from time to time any public offering price and any discounts or concessions they allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming such underwriter.

If we use dealers in any sale of securities offered under this prospectus, we will sell the securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale or at a fixed price agreed to with us at the time of sale. In addition, we may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters” as defined in the Securities Act. Any discounts, commissions or profits they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in such prospectus supplement, and we will describe their compensation in the prospectus supplement.

We may also effect sales of securities offered under this prospectus from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on The NASDAQ Global Select Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers.

Direct Sales

We may choose to sell the securities offered under this prospectus directly. In this case, no underwriters, dealers or agents would be involved except as otherwise indicated in a prospectus supplement.

We may sell the securities offered under this prospectus directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to resales of those securities. The terms of these sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us at a specific price under delayed delivery contracts. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Passive Market Making, Stabilization and Other Activities

Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Global Select Market. Any shares of common stock sold hereunder will be listed on The NASDAQ Global Select Market. We may elect to list any other series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in our common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In order to facilitate the offering of any of the securities offered under this prospectus, we may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with SEC orders, rules and regulations, including Regulation M, and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, syndicate short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as will be described in the applicable prospectus supplement.

Limitations under State Law

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with. We are not making an offer of securities in any state that does not permit such an offer.

Indemnification

We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions entitling them to indemnification by us against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution from us with respect to payments which the underwriters, dealers or agents may be required to make in respect of such civil liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Phelps Dunbar LLP, our counsel, will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless otherwise indicated in the applicable prospectus supplement. William M. Beasley, a partner of Phelps Dunbar LLP, is one of our directors. Phelps Dunbar LLP also provides legal advice to us on a regular basis. As of the date of this prospectus, members of Phelps Dunbar LLP participating in the matters described in this paragraph as being passed upon by Phelps Dunbar LLP for Renasant owned in the aggregate approximately 49,347 shares of our common stock.

The applicable prospectus supplement will set forth the name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering.

EXPERTS

The consolidated financial statements of Renasant Corporation and its subsidiaries as of December 31, 2014 and 2013, and for the three-year period ended December 31, 2014, included in our Annual Report on Form 10-K for the year ended December 31, 2014 and the effectiveness of our internal control over financial reporting as of December 31, 2014 have been audited by Horne LLP, an independent registered public accounting firm, as stated in its report thereon, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

$40,000,000

5.50% Fixed-to-Floating Rate Subordinated Notes due 2031

Prospectus Supplement

August 17, 2016

Lead Book Running Manager	Passive Book Running Manager
SANDLER O’NEILL + PARTNERS, L.P.	KEEFE, BRUYETTE & WOODS A STIFEL COMPANY

Co Manager

RAYMOND JAMES